Exhibit 99.2

REVOCABLE PROXY

CENTRAL FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

SEPTEMBER 4, 2013, 10:00 A.M., LOCAL TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Central Financial Corporation, a Vermont corporation (the “Company”), hereby appoints Richard L. Huntley and John B. Durfee, and each of them, with full powers of substitution, as proxies for the undersigned to attend the Special Meeting of Shareholders of the Company (the “Special Meeting”), to be held on September 4, 2013, at 10:00 a.m., local time, at the Esther Mesh Room, Chandler Center for the Arts, 71-73 Main Street, Randolph, Vermont 05060, and any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the Proxy Statement/Prospectus dated July 26, 2013, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Special Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL NOT BE CAST. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. SHAREHOLDERS WHO PLAN TO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE SPECIAL MEETING IN PERSON.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

(Continued, and to be marked, dated and signed, on the reverse side)

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CENTRAL FINANCIAL CORPORATION	SPECIAL MEETING OF SHAREHOLDERS SEPTEMBER 4, 2013, 10:00 A.M., LOCAL TIME

1.	To approve the Agreement and Plan of Merger by and between Central Financial Corporation and New Hampshire Thrift Bancshares, Inc., dated April 3, 2013, pursuant to which Central Financial Corporation will merge with and into New Hampshire Thrift Bancshares, Inc., with New Hampshire Thrift Bancshares, Inc surviving (the “Merger Agreement”).

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

2.	To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that Special Meeting, to approve the Merger Agreement.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BOTH PROPOSALS LISTED ABOVE

Mark here if you plan to attend the Special Meeting	☐

Mark here for address change and note change	☐

Please date and sign exactly as your name appears on this proxy card. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If signer is a partnership, please sign in the partnership name by an authorized person. When stock has been issued in the name of two or more persons, all persons should sign.

Date:                    , 2013

Signature(s) of Shareholder(s) or Authorized Representative(s)

Signature(s) of Shareholder(s) or Authorized Representative(s)

PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE

UNDER SEPARATE COVER INSTRUCTIONS FOR DELIVERY OF YOUR STOCK CERTIFICATES TO

THE EXCHANGE AGENT.